Exhibit 10.1

Employment Agreement Amendment

This is an amendment to the Employment Agreement dated August 15, 2016, between Central Federal Corporation and CF Bank, and Timothy O’Dell. For valuable consideration, the parties hereby amend the Employment Agreement as follows, effective April 30, 2017:

The Initial Term of the Agreement set forth in Section 1 shall be from the Effective Date until December 31, 2019.

In all other respects, the Employment Agreement is hereby ratified as originally written.

Central Federal Corporation
/s/ Timothy O’Dell	By: /s/ Robert Milbourne
Timothy O’Dell	Name: Robert Milbourne
Title: Chair, Compensation Committee

CFBank
By: /s/ Robert Milbourne
Name: Robert Milbourne
Title: Chair, Compensation Committee